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                                                                  EXHIBIT 21.01

                          LIST OF DIRECT SUBSIDIARIES


 1.  Crescent Real Estate Equities, Ltd., a Delaware corporation

 2. Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership

 3.  CRE Management I Corp., a Delaware corporation

 4.  CRE Management II Corp., a Delaware corporation

 5.  CRE Management III Corp., a Delaware corporation

 6.  CRE Management IV Corp., a Delaware corporation

 7.  CRE Management V Corp., a Delaware corporation

 8.  CRE Management VI Corp., a Delaware corporation

 9.  CresCal Properties, Inc., a Delaware corporation

10.  Crescent Real Estate Funding I, L.P., a Delaware limited partnership

11.  Crescent Real Estate Funding II, L.P., a Delaware limited partnership

12.  Crescent Real Estate Funding III, L.P., a Delaware limited partnership

13.  Crescent Real Estate Funding IV, L.P., a Delaware limited partnership

14.  Crescent Real Estate Funding V, L.P., a Delaware limited partnership

15.  Crescent Real Estate Funding VI, L.P., a Delaware limited partnership

16.  CresCal Properties, L.P., a Delaware limited partnership

17.  Waterside Commons Limited Partnership, a Texas limited partnership

18.  Crescent/301, L.L.C., a Delaware limited liability company

19.  G/C Waterside Associates, LLC, a Texas limited liability company